Exhibit 99.1

P.O. Box 7704 Charlottesville, Virginia 22906
434.973.1664 Fax 434.973.5113

April 20, 2006

Notice of Cancellation of Warrants

Dear Albemarle First Bank Warrant Holder:

Pursuant to Section 4.6 of the Warrant Agreement dated as of October 26, 2001 (the “Warrant Agreement”) by and between Albemarle First Bank (“Albemarle”) and Registrar and Transfer Company, this letter serves as notice to you that all of your outstanding warrants to purchase shares of Albemarle common stock will be cancelled as of 5:00 p.m. Eastern time on May 24, 2006 if you do not exercise them by 5:00 p.m. Eastern time on May 24, 2006. Any warrants that are not exercised by 5:00 p.m. Eastern time on May 24, 2006 will be cancelled and will not be exercisable after that time.

As more fully described in the enclosed proxy statement/prospectus dated April 17, 2006, Albemarle has entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated January 12, 2006 with Rockingham Heritage Bank (“Rockingham”), which is joined in by Premier Community Bankshares, Inc. (“Premier”). The Merger Agreement, subject to the terms and conditions contained therein, provides for the acquisition of Albemarle by Premier by means of a merger of Albemarle with and into Rockingham, a wholly-owned banking subsidiary of Premier (the “Merger”). Subject to the terms and conditions thereof, the Merger Agreement provides that shareholders of Albemarle will receive Premier stock and/or cash (“Merger Consideration”) in the Merger.

The proxy statement/prospectus is being provided to you in connection with your decision whether to exercise your warrants before they are cancelled on May 24, 2006. As an Albemarle warrant holder, you do not have voting rights with respect to the Merger (although if you are also an Albemarle common stock holder, you do have voting rights with respect to your shares of Albemarle common stock). Whether or not the Merger is consummated, any warrants that are not exercised by 5:00 p.m. Eastern time on May 24, 2006 will be cancelled and will not be exercisable after that time.

Section 5.13 of the Merger Agreement requires that Albemarle send this notice to you under Section 4.6 of the Warrant Agreement. Accordingly, we are hereby notifying you that if you do not exercise your outstanding Albemarle warrants by 5:00 p.m. Eastern time on May 24, 2006 you will lose them. Warrants that are not exercised by 5:00 p.m. Eastern time on May 24, 2006 will be cancelled and become null and void. If you exercise your warrants by 5:00 p.m. Eastern time on May 24, 2006, and if the Merger is consummated, you will be entitled to receive Merger Consideration for the shares you receive upon exercise of the warrants. The effective date of the Merger is expected to be in the second quarter of 2006. Even if the Merger is not consummated, however, any warrants that are not exercised by 5:00 p.m. Eastern time on May 24, 2006 will be cancelled as of 5:00 p.m. Eastern time on May 24, 2006 and will not be exercisable after that time.

WE URGE WARRANT HOLDERS TO READ THE ENCLOSED PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT PREMIER COMMUNITY BANKSHARES, INC., ALBEMARLE FIRST BANK AND THE PROPOSED MERGER. Warrant holders may obtain free copies of the proxy statement/prospectus and the related registration statement on Form S-4/A filed with the Securities and Exchange Commission by Premier through the website maintained by the Securities and Exchange Commission at http://www.sec.gov by searching for the Form S-4/A filed by Premier on April 19, 2006. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to

Premier Community Bankshares, Inc., 4095 Valley Pike, Winchester, Virginia 22602, Attention: Barbara Morris (telephone number (540) 869-6600) or Albemarle First Bank, P.O. Box 7704, Charlottesville, Virginia 22906, Attention: Lori M. Pedersen (telephone number (434) 973-1664).

In order to exercise your warrants, you will need to deliver the warrant certificate, with the election to exercise portion of the certificate completed and executed, and payment of the aggregate warrant exercise price (payable to Albemarle First Bank) to Registrar & Transfer Company, which serves as warrant agent, at the following address:

Registrar and Transfer Company

Attn: Investor Relations Dept.

10 Commerce Drive

Cranford, NJ 07016

If you have questions about the warrant exercise procedures, you may contact the warrant agent by calling (800) 368-5948 or by emailing info@rtco.com. If you hold your warrants through a bank or broker, you will need to coordinate your warrant exercise through your bank or broker.

Sincerely,

Thomas M. Boyd, Jr.
President and Chief Executive Officer

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities.